                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 30, 1996, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington for the following purposes:

    1.  To elect three directors to serve three-year terms ending in 1999.

    2.  To transact such other business as may properly come before the meeting.

    Pursuant to Section 3 of Article VI of the Bylaws, stockholders entitled to notice of and to vote at this meeting are those of record as of the close of business on March 5, 1996.

    IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly in the enclosed postpaid envelope.

    DIRECTIONS TO THE MEYDENBAUER CENTER CAN BE FOUND ON THE BACK COVER OF THE ATTACHED PROXY STATEMENT.

                                          By order of the Board of Directors
                                          /s/ J. M. D'Amato
                                          SECRETARY

Bellevue, Washington
March 20, 1996

                                  ------------

                                PROXY STATEMENT
                                  ------------

    The accompanying proxy is solicited by the Board of Directors of PACCAR Inc (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held April 30, 1996, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington. Execution of the proxy will not in any way affect a stockholder's right to attend the meeting or prevent voting in person. A proxy may be revoked by later dated proxy or by notice to the Secretary of the Company at any time before it is voted.

    The executive offices of the Company are located in the PACCAR Building, 777 -106th Avenue N.E., Bellevue, Washington 98004. This proxy statement and proxy card were first sent to stockholders about March 20, 1996.

    Expenses   for  solicitation  of  proxies  will  be  paid  by  the  Company.
Solicitation will be by mail except for any facsimile, telephone or personal solicitation by directors, officers and employees of the Company which may be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

                                 VOTING RIGHTS

    Stockholders eligible to vote at the meeting are those of record at the close of business on March 5, 1996. Each outstanding share of common stock, par value $12 per share is entitled to one vote on all matters to be presented at the meeting. As of the close of business on March 5, 1996, the Company had outstanding 38,862,359 shares of common stock.

                                STOCK OWNERSHIP

CERTAIN OWNERS

    The following persons are known to the Company to be the beneficial owner of more than five percent of the Company's common stock at December 31, 1995:

                                               SHARES
               NAME AND ADDRESS             BENEFICIALLY         Percent
               BENEFICIAL OWNER               OWNED(a)          of Class
      ----------------------------------    -------------       ---------
      BankAmerica Corporation                   4,049,647(b)       10.4
        555 California Street
        San Francisco, California 94104
      Charles M. Pigott                         2,406,010(c)(d)     6.2
        P.O. Box 1518
        Bellevue, Washington 98009
      James C. Pigott                           2,000,471(d)(e)     5.1
        1405 42nd Ave. East
        Seattle, Washington 98112

DIRECTORS AND EXECUTIVE OFFICERS

    The following tabulation sets forth the shares of common stock beneficially owned by each director and Named Officer and by all directors and executive officers as a group at December 31, 1995:

                                                                  SHARES
                                                               BENEFICIALLY         Percent
                           NAME                                  OWNED(a)          of Class
-----------------------------------------------------------    -------------       ---------
Richard P. Cooley..........................................            1,150          *
John M. Fluke, Jr..........................................            1,699          *
Carl H. Hahn...............................................              835          *
Harold J. Haynes...........................................            3,999          *
David J. Hovind............................................           29,902(d)(f)    *
Gary S. Moore..............................................            8,345(f)       *
Charles M. Pigott..........................................        2,406,010(c)(d)     6.2
James C. Pigott............................................        2,000,471(d)(e)     5.1
Mark C. Pigott.............................................          372,023(d)(g)    *
John W. Pitts..............................................            2,490(d)       *
Michael A. Tembreull.......................................           15,348(f)       *
James H. Wiborg............................................           15,778(h)       *
Total of all directors and executive officers as a group
 (15 individuals)..........................................        4,037,701(i)       10.4

------------

*   does not exceed one percent.

(a) Amounts shown are rounded to whole-share amounts.

(b) Of the 4,049,647 shares, BankAmerica Corporation and/or its subsidiaries have sole voting power as to 3,804,362 shares, sole dispositive power as to zero shares, shared voting power as to 1,380 shares and shared dispositive power as to 3,811,153 shares.

(c) Includes 14,377 shares allocated in the Company's Savings Investment Plan for which he has sole voting power but no dispositive power, 61,886 stock units accrued for a deferred contingent cash award under the Long-Term Incentive Plan and options to purchase 23,574 shares. Also includes 699,167 shares held by a charitable trust of which he is co-trustee and shares voting and dispositive power, and 134,228 shares held by a corporation over which he has sole voting power and sole dispositive power over 114,480 of such shares.

(d) Does not include shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(e) Includes the same 699,167 shares referenced in note (c) held by a charitable trust of which he is a co-trustee and shares voting and dispositive power.

(f) Includes shares allocated in the Company's Savings Investment Plan for which the participant has sole voting power but no dispositive power as follows:
    D.  J. Hovind  (7,086), G.  S. Moore (4,549),  and M.  A. Tembreull (4,725).
    Includes stock units accrued for deferred contingent cash awards under the Long-Term Incentive Plan as follows: D. J. Hovind (1,058) and M. A. Tembreull (2,410). Also includes options to purchase shares as follows: D.
    J. Hovind (12,377), G. S. Moore (3,792), and M. A. Tembreull (5,912).

(g) Includes 3,137 shares allocated in the Company's Savings Investment Plan for which he has sole voting power but no dispositive power, and the same 134,288 shares owned by the corporation referenced in note (c) over which he has no voting or dispositive power. Also includes options to purchase 2,942 shares.

(h) Includes 5,300 shares held in trust for which he is a trustee and shares voting and dispositive power, and 1,135 shares owned by a university on whose board of trustees he sits.

(i) Reflects elimination of duplicate reporting of 699,167 shares referenced in notes (c) and (e) and 134,288 shares referenced in notes (c) and (g).

                             ELECTION OF DIRECTORS

    Three directors, constituting Class I Directors, are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class I Directors for a term expiring at the Annual Meeting of Stockholders in 1999. All of the nominees are now directors of the Company.

    Under Delaware law, directors are elected by a plurality of the votes cast for the election of directors. Shares that are not voted for the election of directors (whether because authority to vote is withheld, the stockholder does not return a proxy, the broker holding the shares does not vote or otherwise) will not count in determining the total number of votes for each nominee.

    Unless otherwise instructed, proxies which are returned will be voted for the three nominees for director as Class I Directors. If any of the nominees is unable to act as a director because of an unexpected occurrence, the holders of the proxies, in their discretion, may vote the proxies for another person. In the alternative, the Board of Directors may make an appropriate reduction in the number of directors to be elected. The Class II and Class III Directors named below have terms which expire in 1997 and 1998, respectively. By resolution of the Board of Directors, upon the retirement of R. P. Cooley (effective April 29,
1996), the Board of Directors shall be reduced to ten members.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING IN 1999 (CLASS I DIRECTORS):

    JOHN M. FLUKE, JR., age 53, is Chairman of Fluke Capital Management, L.P., private investments. He was Chairman of Fluke Corporation (formerly John Fluke Mfg. Co., Inc.), a manufacturer of electronic test and measurement equipment, from 1984 to 1990. He was Chief Executive Officer of that company from 1983 to 1987 and has been a director since 1976. He has served as a director of the Company since 1984. He is also a director of U.S. Bank of Washington, N.A.

    DAVID J. HOVIND, age 55, became President and a director of PACCAR Inc in January 1992. He was Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987 and Vice President from September 1985 to December 1985.

    MICHAEL A. TEMBREULL, age 49, became a Vice Chairman of the Company in January 1995. He served as Executive Vice President from January 1992 to January 1995, Senior Vice President from September 1990 to January 1992 and was previously General Manager of the Company's Peterbilt Motors Company division. Mr. Tembreull became a director of the Company in July 1994.

    JAMES H. WIBORG, age 71, has been Chairman of Univar Corporation, a distributor of chemicals, since September 1986. He has also been Chairman and Chief Strategist of VWR Scientific Products Corporation since March 1986. He was Chairman and Chief Executive Officer of Univar from 1983 to 1986 and he was
President and Chief Executive Officer from 1966 to 1983. He has served as a director of the Company since 1975. He is also a director of PENWEST, Ltd., PrimeSource Corporation, Univar Corporation, and VWR Scientific Products Corporation.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1997 (CLASS II DIRECTORS):

    RICHARD P. COOLEY, age 72, was Chairman and Chief Executive Officer of Seafirst Corporation and Seattle-First National Bank, a holding corporation and banking company, from 1983 to 1990. Mr. Cooley has served as a director of the Company since 1991. He is also a director of Ackerley Communications, Inc. and Egghead, Inc. (Retiring from the Board of Directors effective April 29, 1996).

    HAROLD J. HAYNES, age 70, has been Senior Counselor for Bechtel Group, Inc., a worldwide engineering and construction company, since 1981. He was Chairman, Chief Executive Officer and a director of Standard Oil Company of California (now Chevron Corporation), an integrated petroleum company, from 1974 until his retirement in 1981. Mr. Haynes has served as a director of the Company since 1981. He is also a director of The Boeing Company and Citicorp.

    JAMES C. PIGOTT, age 59, has been President of Pigott Enterprises, Inc., private investments, since 1983 and President and/or Chairman and Chief Executive Officer of Management Reports & Services, Inc., a provider of business services, since February 1986. He was President, Chief Executive Officer and a director of Stetson-Ross, Inc., a woodworking machinery manufacturer, from 1976 to 1983. He has served as a director of the Company since 1972. He is also a director of Americold Corporation. Mr. Pigott is the brother of Charles M. Pigott, and the uncle of Mark C. Pigott, both directors of the Company.

    MARK C. PIGOTT, age 42, became a Vice Chairman of the Company in January 1995. He served as Executive Vice President since December 1993; Senior Vice President from January 1990 to December 1993; and was previously Vice President. Mr. Pigott became a director of the Company in July 1994. Mr. Pigott is the son of Charles M. Pigott, also a director of the Company, and nephew of James C. Pigott, a director of the Company.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1998 (CLASS III
DIRECTORS):

    CARL H. HAHN, age 69, served as Chairman of the board of Volkswagen AG from 1982 until his retirement at the end of 1992. Dr. Hahn is Chairman of the Board of Directors of Saurer AG, and a director of The British Petroleum Company p.1.c. and TRW Inc. He also serves as a member of the supervisory boards of a number of major European companies, including Volkswagen AG, Thyssen AG, Gerling and Commerzbank. In addition, Dr. Hahn is the honorary chairman of the supervisory boards of Audi AG, SEAT and Skoda, and is a member of the foreign trade advisory committee at the Federal Republic of Germany's Federal Economics Ministry.

    CHARLES M. PIGOTT, age 66, became the Chief Executive Officer of the Company in 1968 and Chairman of the Company in 1986. He was President of the Company from 1965 to January 1987 and has been a director since 1961. He is also a director of The Boeing Company, Chevron Corporation, and Seattle Times Company. Mr. Pigott is the brother of James C. Pigott, and the father of Mark C. Pigott, both directors of the Company.

    JOHN W. PITTS, age 69, was president, Chief Executive Officer and a director of MacDonald, Dettwiler and Associates Ltd., a systems engineering company, from 1982 until his retirement in 1995. He was Chairman, President, Chief Executive Officer and a director of Okanagan Helicopters Ltd., a helicopter charterer, from 1970 to 1982. He has served as a director of the Company since 1964. He has served as a director of BC Sugar Refinery Limited, BC TELECOM Inc. and Radarsat International, Inc.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Norcliffe Company ("Norcliffe") is a wholly owned subsidiary of the Company acquired in 1987. Until December, 1995, Norcliffe was the general partner and had a nine percent interest in the Norcliffe Limited Partnership ("NLP"). C. M. Pigott, J. C. Pigott, their three sisters, their sister-in-law and members of their families were limited partners of NLP.

    NLP owned a fifty percent interest in an office building joint venture, whose books were maintained on a tax basis. In 1995, NLP sold its remaining interest in the joint venture and made a distribution of the proceeds to its partners. Norcliffe, whose GAAP basis in NLP is $0, recorded a gain on investment of $96,266 on this distribution. NLP was dissolved and its affairs wound up effective December 29, 1995.

    Norcliffe was entitled to a nominal fee for its services in managing NLP. All fees were paid in full prior to NLP's dissolution and winding up.

                             STOCKHOLDER PROPOSALS

    A stockholder proposal must be received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by November 21, 1996 to be considered for inclusion in the proxy materials for the Company's 1997 Annual Meeting.

                         BOARD COMMITTEES AND MEETINGS

    AUDIT COMMITTEE--The Board of Directors has a standing Audit Committee. Members of the Audit Committee are Messrs. J. M. Fluke, Jr., J. C. Pigott and J.
W. Pitts. The functions of the Audit Committee include review of the independent accountant's report, modification of audit procedures as may be appropriate and performance of such other responsibilities as the Board of Directors may prescribe. The Committee met once in 1995.

    COMPENSATION COMMITTEE--The Board of Directors has a standing Compensation Committee. Members of the Compensation Committee are Messrs. R. P. Cooley, H. J. Haynes and J. H. Wiborg. The functions of the Compensation Committee include reviewing and approving compensation of certain executives. The Committee also administers the Company's Long-Term Incentive Plan. The Committee met four times in 1995.

    The Company does not have a Nominating Committee.

    The Board of Directors met four times during 1995, and each member attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

             COMPENSATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

    The information in the following table relates to the annual and long-term compensation for service in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were, during 1995 and at December 31, 1995, (a) the Chief Executive Officer and (b) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                           ALL OTHER
                                              ANNUAL COMPENSATION             LONG-TERM COMPENSATION    COMPENSATION(a)
                                      ------------------------------------   -------------------------  ---------------
                                                                                Awards       Payouts
                                                                             -------------  ----------
                                                                              Securities
                                                                 Other        Underlying    Long- Term
                                                                 Annual      Options/ SARs  Incentive
 Name and Principal Position    Year   Salary      Bonus      Compensation     (Shares)     Payouts(b)
------------------------------  ----  --------  -----------   ------------   -------------  ----------
C. M. Pigott..................  1995  $980,000  $       (c)            (d)       53,637     $ 434,813   $     7,500
  Chairman and Chief            1994   897,116   693,000               (d)        6,441       451,238         7,500
  Executive Officer             1993   750,000   525,000      $   6,594(d)        5,126       413,438         8,994
D. J. Hovind..................  1995   520,000          (c)            (d)       24,832       192,525         7,500
  President                     1994   476,808   281,725               (d)        2,605       138,740         7,500
                                1993   439,654   249,480          1,105(d)        2,324       121,481         8,994
M. A. Tembreull...............  1995   399,039          (c)            (d)       19,865        60,584         7,500
  Vice Chairman                 1994   329,385   196,020               (d)        1,627        84,780         7,500
                                1993   297,212   160,650             84(d)        1,428        69,694         8,994
M. C. Pigott..................  1995   398,558          (c)            (d)       19,865        72,400         7,500
  Vice Chairman                 1994   298,269   160,650               (d)        1,443        61,776         7,500
                                1993   212,212    91,853               (d)          911        64,969         8,994
G. S. Moore...................  1995   244,616          (c)            (d)        7,152        61,432         7,500
  Senior Vice President         1994   224,520    95,526               (d)        1,073        50,558         7,500
                                1993   200,000    85,750               (d)          911             0         8,994

------------
(a) Amounts of All Other Compensation represent Company matching contributions to the Company's Savings Investment Plan.

(b) Represents cash awards which were paid, or were payable but deferred at the Named Officer's election, during 1993, 1994 and 1995 and earned during the 1990-1992, 1991-1993 and 1992-1994 Long-Term Incentive Plan performance cycles, respectively.

(c) Amounts of bonuses earned in 1995 to be paid in 1996 were not determined on the date this proxy statement was prepared.

(d) All amounts shown represent interest on deferred bonus payments and payments under the Long-Term Incentive Plan in excess of 120% of the applicable Federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code). The aggregate amount of perquisites and other personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Officer).

    OPTION GRANTS -- Shown below is information on grants of stock options pursuant to the 1991 Long-Term Incentive Plan in 1995 to the Named Officers which are reflected in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR(a)

                                           Individual Grants
-------------------------------------------------------------------------------------------------------
                                                  NUMBER OF     PERCENT OF
                                                 SECURITIES    TOTAL OPTIONS
                                                 UNDERLYING     GRANTED TO                               GRANT DATE
                                                   OPTIONS     EMPLOYEES IN    EXERCISE OR  EXPIRATION     PRESENT
                     NAME                          GRANTED      FISCAL YEAR    BASE PRICE      DATE       VALUE(b)
-----------------------------------------------  -----------  ---------------  -----------  -----------  -----------
C. M. Pigott...................................      53,637          16.8%      $   43.50    4/25/2005   $   671,535
D. J. Hovind...................................      24,832           7.8           43.50    4/25/2005       310,897
M. A. Tembreull................................      19,865           6.2           43.50    4/25/2005       248,710
M. C. Pigott...................................      19,865           6.2           43.50    4/25/2005       248,710
G. S. Moore....................................       7,152           2.2           43.50    4/25/2005        89,543

------------
(a) The date that all options granted in 1995 become exercisable is January 1, 1998. This date may be accelerated in the event of a change in control of the Company (as defined in the 1991 Long-Term Incentive Plan).

(b) The grant date present value was prepared by an independent consultant using a variation of the Black-Scholes option pricing model with the following assumptions: (i) 25.3% expected share price volatility, (ii) 7.06% risk-free rate of return, (iii) an expected dividend yield of 3.9% and (iv) an expected ten-year exercise period.

    OPTION EXERCISES AND FISCAL YEAR-END VALUES -- Shown below is information concerning the exercise of stock appreciation rights and options to purchase the Company's common stock under the 1981 Long-Term Incentive Plan and the 1991 Long-Term Incentive Plan by the Named Officers in 1995 or held by them at December 31, 1995:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED  IN-THE-MONEY OPTIONS/
                           SHARES ACQUIRED ON       VALUE      OPTIONS/SARS AT FY-END      SARS AT FY-END
          NAME                  EXERCISE          REALIZED     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-------------------------  -------------------  -------------  ----------------------  ----------------------
C. M. Pigott.............               0         $       0         18,448 / 65,204       $    142,228 / 0
D. J. Hovind.............               0                 0         10,053 / 29,761             89,509 / 0
M. A. Tembreull..........             472             9,770          4,484 / 22,920             32,758 / 0
M.C. Pigott..............               0                 0          2,031 / 22,219             12,581 / 0
G. S. Moore..............               0                 0          2,881 /  9,136             22,484 / 0

    LONG-TERM INCENTIVE PLANS -- All stock-based awards under the Company's Long-Term Incentive Plan are shown in the Option Grant and Option Exercise tables set forth above. Shown below is information in respect of non-stock price-based awards made in 1995 under the Long-Term Incentive Plan:

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                              PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                            OTHER PERIOD UNTIL       NON-STOCK PRICE-BASED PLANS
                               MATURATION OR     -----------------------------------
           NAME                   PAYOUT         THRESHOLD    TARGET       MAXIMUM
--------------------------  -------------------  ---------  -----------  -----------
C. M. Pigott..............    1/1/95 - 12/31/97  $  36,855  $   405,000  $   810,000
D. J. Hovind..............    1/1/95 - 12/31/97     17,063      187,500      375,000
M. A. Tembreull...........    1/1/95 - 12/31/97     13,650      150,000      300,000
M. C. Pigott..............    1/1/95 - 12/31/97     13,650      150,000      300,000
G. S. Moore...............    1/1/95 - 12/31/97      2,457       54,000      108,000

Payments of awards under the Company's Long-term Incentive Plan are tied to achieving Company, business unit and individual goals over a three-year performance period. Goals established for Company performance are based on the Company's financial performance relative to a selected group of companies with similar business characteristics. Goals established for business unit and individual performance are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.

    RETIREMENT BENEFITS -- The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company's noncontributory retirement plan and Supplemental Retirement Plan:

                               PENSION PLAN TABLE

                                                   YEARS OF SERVICE
                                -------------------------------------------------------
         REMUNERATION              15         20         25         30          35
------------------------------  ---------  ---------  ---------  ---------  -----------
$ 300,000.....................  $  65,556  $  87,408  $ 109,260  $ 131,112  $   152,964
  400,000.....................     88,056    117,408    146,760    176,112      205,464
  500,000.....................    110,556    147,408    184,260    221,112      257,964
  600,000.....................    133,056    177,408    221,760    266,112      310,464
  700,000.....................    155,556    207,408    259,260    311,112      362,964
  900,000.....................    200,556    267,408    334,260    401,112      467,964
 1,100,000....................    245,556    327,408    409,260    491,112      572,964
 1,300,000....................    290,556    387,408    484,260    581,112      677,964
 1,500,000....................    335,556    447,408    559,260    671,112      782,964
 1,700,000....................    380,556    507,408    634,260    761,112      887,964
 2,000,000....................    448,056    597,408    746,760    896,112    1,045,464

    The Company has a noncontributory retirement plan which has been in effect since 1947. Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee's cash compensation, which includes those amounts reported in the "Salary" and "Bonus" columns of the Summary Compensation Table, but it excludes compensation under the Long-Term Incentive Plan. Years of credited service as of December 31, 1995 for the Named Officers are: C. M. Pigott, 35 years; D. J. Hovind, 31 years; M. A. Tembreull, 25 years; M. C. Pigott, 17 years; and G. S. Moore, 26 years.

    The Company's unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

    The Pension Plan Table illustrates approximate retirement benefits at age 65 and are based on single-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

    Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of Company executives under these programs is determined annually by the Compensation Committee.

    The Company believes that its overall executive compensation package should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company's executive compensation program is comprised of three main components: (i) base salaries; (ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long-term incentives in the form of stock options and cash awards intended to focus efforts on achieving long-term growth in net income, return on sales and return on capital.

    BASE SALARIES. Base salaries are compared with independent salary surveys, and consultants are utilized from time to time to assure that the overall compensation package is competitive with the average compensation packages offered by similar companies, including some of the selected companies described in the long-term incentive plan discussed below (the "Selected Companies"). The most recent survey compared the compensation packages of 339 companies with which the Company competes in the market for executive talent. Nine of the sixteen companies included in the Standard & Poor's indices used in the performance graph set forth below were included in the survey.

    The base salaries of the Company's executive officers and the Chief Executive Officer were generally above the average salaries paid by the surveyed companies.

    ANNUAL CASH BONUSES. Annual cash bonuses may range up to 77% of the executive's base salary. In general, from 50% to 60% of these bonuses are based on the Company's performance compared to an overall profit goal approved by the Compensation Committee. The balance of the executives' bonus calculation is based upon the attainment, in the subjective judgment of the Compensation Committee, of one or more individual goals. In general, these goals involve factors such as the financial performance of the business units for which the executive has direct responsibility, such as profitability or return on investment, as well as non-financial performance criteria such as market share improvement, product quality, product improvement, new product development, production efficiencies and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved.

    The bonuses paid in 1995 reflect an achievement in excess of 100% of the Company's overall profit goal for 1994. The amounts of bonuses earned in 1995 (to be paid in 1996) were not determined on the date this proxy statement was prepared.

    LONG-TERM INCENTIVES. Given the cyclical nature of the Company's business, long-term incentives are based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated 85% to stock options and 15% to the cash incentive award. Stock options automatically become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders' interests through increased individual stock ownership. After considering the long term incentives available to executive officers in equivalent positions in similar companies, the Compensation Committee increased the amount of the target award and the percentage of the award allocated to stock options for the 1995-97 performance period. At the same time, however, the exercise price of the stock options was increased to market price at the time of grant.

    A significant portion (50% to 100%) of the long-term cash incentive award is based on overall Company performance measured in terms of the Company's ranking in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies, a group of Fortune-500 companies in similar industries. The Selected Companies have been used for this comparison for a number of years; these companies have been selected because, in the judgment of the Company's compensation consultants and the Compensation Committee, they are the most directly comparable in size and nature of business to the Company. The Selected Companies include seven of the sixteen companies which make up the published Standard & Poor's indices in the performance graph set forth below.

    The balance of the executives' long-term cash incentive award is based upon each executive's meeting business unit and individual objectives. These objectives are established on the same basis as the types of individual goals described above for the annual cash bonus, but they are measured over a three-year performance cycle. The actual amount of each individual's cash incentives related to the executive's business unit financial performance and other individual objectives is determined by the Compensation Committee at the end of a rolling three-year performance cycle, based on the Committee's subjective evaluation of each executive's performance during the preceding three years. The target amount will be earned if Company financial performance ranks above at least half of the Selected Companies and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the comparison companies and business unit and individual performance are at least 150% of goal. No award will be earned if Company financial performance ranks below 75% or more of the Selected Companies and business unit and individual performance is below 75% of goal.

    For the three-year cycle ended in 1994, the Company achieved in excess of 100% of the comparative performance goal. The incentive cash awards for each executive officer for the three-year cycle ended in 1995 were not determined on the date this proxy statement was prepared.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Chief Executive Officer's compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long-term incentive in the form of stock options and a cash award. However, the CEO's annual cash bonus is based entirely on the Company's profit goal as established by the Compensation Committee. The bonus earned in 1994 and paid in 1995 reflects an achievement in excess of 100% of the goal for 1994. The bonus earned in 1995 to be paid in 1996 was not determined on the date this proxy statement was prepared. The cash portion of the long-term incentive is likewise based entirely on the Company's performance during the three-year cycle as compared to the Selected Companies. For the three-year cycle ended in 1994, the Company achieved in excess of 100% of this goal. The incentive cash award for the three-year cycle ended in 1995 was not determined on the date this proxy statement was prepared. As with other executives, the size of the stock option award is determined on the basis of salary and not on the amount and terms of options already held.

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's executive officers. The Compensation Committee considers the net cost to the Company (including the availability of income tax deductions) in making all compensation decisions.

    OVERALL COMPENSATION. The overall compensation package (base salary, annual cash bonuses and long-term incentives) for each of the Company's executive officers and the Chief Executive Officer was generally equivalent to the average compensation of executive officers in comparable positions of similar companies surveyed. The Compensation Committee believes that the overall compensation package for the Company's key executives meets the objective of providing significant individual performance incentives.

                                 MEMBERS OF THE
                             COMPENSATION COMMITTEE
                                  R. P. Cooley
                                  H. J. Haynes
                                  J. H. Wiborg

    SHAREOWNER RETURN PERFORMANCE PRESENTATION -- Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's common stock to the cumulative total return of the Standard & Poor's Composite - 500 Stock Index and an equally-weighted simple average of the Standard & Poor's Heavy-Duty Trucks & Parts and the Standard & Poor's Machinery (Diversified) indices (as reported on the Bloomberg data service) for the period of five fiscal years commencing December 31, 1990 and ending on December 31, 1995. Management believes that the blending of these two indices provides a better comparison than either of the indices alone because the Company's performance can be compared to a larger number of comparable companies. The comparison assumes that $100 was invested on December 31, 1990 in the Company's common stock and in the stated indices and assumes reinvestment of dividends.

                                   1990    1991    1992    1993    1994    1995
                                  ------  ------  ------  ------  ------  ------
PACCAR Inc                        100.00  154.80  186.87  206.46  183.15  190.92
S&P 500                           100.00  130.00  199.36  153.54  155.51  213.23
S&P Indices                       100.00  124.33  146.40  198.77  182.51  210.57

                           COMPENSATION OF DIRECTORS

    In 1995, each director who was not an employee was entitled to an annual retainer of $35,000 and a fee of $5,000 for each Board or committee meeting attended. A single meeting attendance fee is paid when more than one meeting is held on the same day.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young have performed the audit of the Company's financial statements for the year 1995 and have been selected to perform this function for 1996. Partners from the Seattle office of Ernst & Young LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

    The Company knows of no other matters likely to be brought before the meeting. However, if other proposals are presented, proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

                                          /s/ J. M. D'Amato
                                          SECRETARY
March 20, 1996

                       DIRECTIONS TO MEYDENBAUER CENTER:

                                     [MAP]

              From I-405 take the N.E. 4th Street Exit, head west. Turn right on 112th Avenue N.E. (heading north),
Turn left on N.E. 6th Street (heading west).

Parking garage entrance is on N.E. 6th Street

PROXY


                                   PACCAR INC

                 777 106TH AVE. N.E., BELLEVUE, WASHINGTON 98004

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

        THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 30, 1996

The undersigned hereby appoints Charles M. Pigott and John W. Pitts as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of PACCAR Inc held of record by the undersigned on March 5, 1996, at the annual meeting of stockholders to be held on April 30, 1996, or any adjournment thereof.

Election of four Class I Directors to serve three-year terms ending in 1999:

John M. Fluke, Jr., David J. Hovind, Michael A. Tembreull, James H. Wiborg

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE DESIGNATED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                SEE REVERSE SIDE

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.


1.   Election of Directors         FOR       WITHHELD
     (see reverse)                 / /         / /

For, except vote withheld from the following nominee(s):

________________________________________________________


2. In their discretion, Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint owners, both should sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


________________________________________________________________________________

________________________________________________________________________________

SIGNATURE(S)                                              DATE

PROXY

                                   PACCAR INC

                 777 106TH AVE. N.E., BELLEVUE, WASHINGTON 98004

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

        THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 30, 1996

The undersigned hereby appoints Charles M. Pigott and John W. Pitts as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of PACCAR Inc held of record by the undersigned on March 5, 1996, at the annual meeting of stockholders to be held on April 30, 1996, or any adjournment thereof.

Election of four Class I Directors to serve three-year terms ending in 1999:

John M. Fluke, Jr., David J. Hovind, Michael A. Tembreull, James H. Wiborg

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE DESIGNATED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE SIDE

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.


1.   Election of Directors         FOR       WITHHELD
     (see reverse)                 / /         / /

For, except vote withheld from the following nominee(s):

________________________________________________________


2. In their discretion, Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint owners, both should sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


________________________________________________________________________________

________________________________________________________________________________

SIGNATURE(S)                                              DATE